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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                        Date of Report: October 15, 2002





                          McDERMOTT INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)




     REPUBLIC OF PANAMA                    1-8430               72-0593134
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(State or other jurisdiction            (Commission)           (IRS Employer
     of incorporation)                    File No.)          Identification No.)





1450 Poydras Street, New Orleans, Louisiana                     70112-6050
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(Address of principal executive offices)                         (Zip Code)




Registrant's Telephone Number, including Area Code:  (504) 587-5400
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Item 5. OTHER EVENTS

McDermott Caspian Contractors, Inc. (MCCI), the Caspian operating subsidiary of
J. Ray McDermott, S.A. (J. Ray), a subsidiary of McDermott International, Inc. (NYSE: MDR), announced today that it has signed contracts with the Azerbaijan International Operating Company (AIOC) in Baku for the fabrication of integrated topside decks for Phase 2 of the development of the Azeri, Chirag and deepwater portion of the Gunashli (ACG) field in the Azerbaijan sector of the Caspian Sea and the installation of a 28" gas trunkline from the Azeri field to the Sangachal Terminal. The total value of the two contracts is approximately $390 million and will take approximately 41 months to complete. This follows the first contract award that MCCI received in November 2001 with a contract value of approximately $320 million.

MCCI's fabrication scope of work includes fabrication of the West Azeri (WA) and East Azeri (EA) topside decks, each weighing approximately 16,000 tons. The two decks will support drilling facilities, living quarter, power generation facilities and other process equipment and facilities. The pipeline scope of work includes installation of the 187 km. long 28" gas pipeline from the Central Azeri platform to the Sangachal onshore terminal facility.

Prefabrication work is scheduled to start in J. Ray's Jebel Ali yard in March 2003. Fabrication work will be done primarily in Azerbaijan utilizing the infrastructure, equipment and labor of SOCAR's Shelfprojectstroy (SPS) fabrication facility in Baku and is scheduled to commence in May 2003.

MCCI has established a full project infrastructure at the SPS yard including a comprehensive upgrade program of existing facilities of approximately $20 million. MCCI has also implemented extensive safety and craft training programs for the local workforce consistent with its commitment to AIOC to perform the work safely while achieving maximum local Azerbaijanian content. Currently, approximately 72% of the workforce is comprised of local Azerbaijanian employees, and this percentage is anticipated to be maintained with this recent award.

ACG participating interests are: BP (operator - 34.1%), SOCAR (10%), Unocal (10.3%), Lukoil (10.0%), Statoil (8.6%), ExxonMobil (8%), TPAO (6.8%), Devon
(5.6%), Itochu (3.9%), Delta Hess (2.7%)

McDermott International, Inc. is a leading worldwide energy services company. The Company's subsidiaries provide engineering, fabrication, installation, procurement, research, manufacturing, environmental systems, project management and facility management services to a variety of customers in the energy and power industries, including the U.S. Department of Energy.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott International, Inc. cautions that statements in this report which are forward-looking and which provide other than historical information, involve risks and uncertainties that may impact the Company's actual results of operations. The forward-looking statements in this report include statements with respect to the recently awarded contract with AIOC. Although McDermott's management believes that the expectations reflected in those forward-looking statements are reasonable, McDermott can give no assurance that those expectations will prove to have been correct. Those statements are made


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by using various underlying assumptions and are subject to numerous uncertainties and risks. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these risk factors, please see McDermott's annual report on Form 10-K for the year ended December 31, 2001 and its quarterly reports on Form 10-Q for the periods ended March 31, 2002 and June 30, 2002.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                            McDERMOTT INTERNATIONAL INC.





                                        By:  /s/ Thomas A. Henzler
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                                             Thomas A. Henzler
                                             Vice President Finance
                                             and Corporate Controller



October 15, 2002






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